UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2011
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

300 Atlantic Street, Suite 301
Stamford, CT 06901
(Address of principal executive offices) (Zip Code)
(203) 350-0040
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On June 23, 2011, Peerless Systems Corporation (the “Company”) issued a press release announcing that it and Peerless Value Opportunity Fund, a Delaware statutory trust (the “Fund”), are seeking to complete an offering of Units at a price of $10.00 per Unit.  Each Unit will be comprised of one common share of the Fund and one warrant to purchase one share of common stock of the Company, the parent of the investment advisor of the Fund.  In connection with the proposed offering, the parties filed a joint registration statement on Forms N-2 and S-1 today with the Securities and Exchange Commission.  A copy of such release is included herewith as Exhibit 99.1 and incorporated herein by reference.

The proposed offering described herein is subject to numerous risks and Peerless and the Fund cannot assure that an offering will be completed, or, if completed, the size, terms or timing of any such offering.  The ability to complete the offering depends upon many factors beyond the control of Peerless and the Fund, including, but not limited to: (i) the ability to retain one or more underwriters for the offering; (ii) the willingness of investors to invest in the offering; (iii) market conditions; and (iv) the declaration of effectiveness of the registration statement by the SEC.  Peerless and the Fund reserve the right, in their sole discretion, to at any time terminate the transaction or change any terms thereof.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated June 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 23, 2011	By:	/s/ William Neil
		Name:	William Neil
		Title:	Chief Financial Officer